Exhibit 99.1

NewsRelease

TC PipeLines, LP Announces Public Offering of Common Units

HOUSTON, Texas — May 15, 2013 — TC PipeLines, LP (NYSE: TCP) (the Partnership) today announced the commencement of an offering of 7,700,000 common units in an underwritten public offering.  The Partnership plans to grant the underwriters a 30-day option to purchase up to 1,155,000 additional common units.

The Partnership intends to use the net proceeds of the offering to partially fund the previously announced acquisition of an additional 45 percent interest in each of Gas Transmission Northwest LLC and Bison Pipeline LLC from TransCanada Corporation (TSX, NYSE: TRP) (TransCanada).  The offering is being made under the Partnership’s shelf registration statement dated May 15, 2013.  Upon closing of the offering and assuming the underwriters do not exercise their option to purchase additional units, TransCanada’s ownership in the Partnership will be approximately 30 percent.

Wells Fargo Securities, BofA Merrill Lynch, J.P. Morgan, Morgan Stanley, UBS Investment Bank, Deutsche Bank Securities and RBC Capital Markets will act as book-running managers of the offering.

A copy of the preliminary prospectus supplement and prospectus relating to the offering may be obtained from any of the following addresses:

Wells Fargo Securities	BofA Merrill Lynch
Attn: Equity Syndicate Dept.	222 Broadway
375 Park Avenue	New York, NY 10038
New York, NY 10152	Attn: Prospectus Department
Email: cmclientsupport@wellsfargo.com	Email: dg.prospectus_requests@baml.com
Telephone : 800-326-5897

J.P. Morgan	Morgan Stanley
c/o Broadridge Financial Solutions	Attn: Prospectus Dept.
1155 Long Island Avenue	180 Varick Street, 2nd Floor
Edgewood, NY 11717	New York, NY 10014
Telephone: 866-802-9204	Email: prospectus@morganstanley.com
Telephone: 866-718-1649

UBS Investment Bank
Attention: Prospectus Department
299 Park Avenue
New York, NY 10171
Telephone: 888-827-7275

This news release does not constitute an offer to sell or a solicitation of an offer to buy the limited partnership interests described herein, nor shall there be any sale of these limited partnership interests in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The offering may be made only by means of a prospectus and related prospectus supplement.

TC PipeLines, LP is a Delaware master limited partnership with interests in 5,560 miles of federally regulated U.S. interstate natural gas pipelines which serve markets across the United States and Eastern Canada. This includes significant interests in Great Lakes Gas Transmission Limited Partnership and Northern Border Pipeline Company as well as 25 percent ownership interest in each of Gas Transmission Northwest LLC, and Bison Pipeline LLC. The Partnership also wholly owns North Baja Pipeline, LLC and Tuscarora Gas Transmission Company. The Partnership is managed by its general partner, TC PipeLines

GP, Inc., an indirect wholly-owned subsidiary of the Partnership’s sponsor, TransCanada Corporation (NYSE: TRP). TC PipeLines GP, Inc. also holds common units of TC PipeLines, LP.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “seeks,” “believes,” “estimates” and other words or expressions of similar reference to future periods.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results may differ materially from those contemplated by the forward-looking statements.  We caution you against relying on any of these forward-looking statements.  They are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward looking statements include but are not limited to:  our ability to identify and complete expansion projects and other accretive growth opportunities; failure to receive the necessary regulatory approval; failure of the acquisition to be immediately accretive to cash per common unit generated from operations; timing of the completion of the acquisition; changes to management’s plans and objectives; demand for natural gas; availability and location of natural gas supplies in the United States and Canada; natural gas prices and regional differences; increases in operational or compliance costs resulting from changes in environmental and other regulations affecting our pipeline systems; weather conditions; the outcome of rate proceedings; and changes in taxation of master limited partnerships.  Any forward-looking statement made in this release speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may occur from time-to-time and it is not possible to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Media Inquiries:	Shawn Howard/Grady Semmens	403.920.7859
Unitholder and Analyst Inquiries:	Rhonda Amundson	877.290.2772
	investor_relations@tcpipelineslp.com